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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Holdings Corporation on Form S-3 of our reports dated August 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Holdings Corporation for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Atlanta, Georgia
January 10, 2000